THE
SINGING   [LOGO]   INVESTOR CONTACT:                      COMPANY CONTACT:
MACHINE(R)         Neil Berkman                           Jeff Barocas
                   Berkman Associates                     CFO
                   (310) 277 - 5162                       (954) 596 - 1000
                   info@BerkmanAssociates.com             www.SingingMachine.com

                                        FOR IMMEDIATE RELEASE

                      THE SINGING MACHINE COMPANY ANNOUNCES
             PRELIMINARY AND UNAUDITED FISCAL 2004 FINANCIAL RESULTS

         COCONUT CREEK, FL, June 30, 2004 THE SINGING MACHINE COMPANY (AMEX:
SMD) today announced preliminary and unaudited financial results for the fiscal year ended March 31, 2004.

         For fiscal 2004, The Singing Machine reported a net loss of $22.7 million, or $2.65 per share, on revenue of $70.5 million. Results for fiscal 2004 included inventory write-offs of approximately $7.6 million, as well as litigation, severance, license guarantee, lease termination and other unusual or non-recurring expenses totaling approximately $4.6 million. For fiscal 2003, net income was $1.2 million, or $0.14 per diluted share, on revenue of $95.6 million.

         The Singing Machine reported total current assets at March 31, 2004 of $13.2 million, including cash and restricted cash of $1.2 million, accounts receivable of $3.8 million, and inventories of $5.2 million. Total current liabilities at March 31, 2004 were $13.1 million. Shareholder's equity was $217,000 versus $17.7 million at March 31, 2003. As was the case in fiscal 2003, the Company again expects its auditors to state that there exists substantial doubt about the Company's ability to continue as a going concern.

         Interim CEO Y.P. Chan noted that the Company's cash on hand is limited. He said that management plans to finance working capital needs from the collection of accounts receivable and continued sales of existing inventory. If these sources do not provide adequate financing, he said that the Company may try to obtain financing under its factoring agreement or from a third party. Although the Company currently has no outstanding borrowings under its factoring agreement, it is in technical default because it has violated tangible net worth and working capital requirements. The Company intends to negotiate to amend or waive these requirements.

         Chan added, "Following a difficult year in fiscal 2004, we are making progress in areas that are critical to The Singing Machine's future. On the cost side, we recently sub-leased one of our warehouses and partially sub-leased a second warehouse. We estimate that this will save the Company approximately $750,000 annually. We plan to sub-lease the rest of the space by the end of the year when we complete the sale of our remaining inventory, which should generate additional savings. We also have reduced our payroll expense in the U.S. by approximately 50% compared to last year's peak payroll. While this has been a painful process, we believe that we have the right people in place to achieve a cost structure that's appropriate for our business.

         "On the sales side, the new season is off to an encouraging start. The backlog of FOB orders for our karaoke products was $32.8 million at June 15, 2004 compared to backlog of $33.4 million a year earlier, with substantially higher gross margin on this year's orders than last year's. We expect volume shipments by our vendors in China to begin this summer." Chan noted that these orders are subject to cancellation or modification at any time prior to delivery.
                                     (more)

                        THE SINGING MACHINE COMPANY, INC.
          6601 Lyons Road o Building A-7 o Coconut Creek, Florida 33073
                       (954) 596-1000 o Fax (954) 596-2000

THE SINGING MACHINE COMPANY ANNOUNCES FISCAL 2004 FINANCIAL RESULTS
June 30, 2004
Page Two

       The Company is in the process of finalizing its financial statements for fiscal 2004 and is filing an extension with the SEC on Form 12B-25.

CONFERENCE CALL

         Singing Machine has scheduled a conference call today at 11:00 a.m. ET. A simultaneous webcast may be accessed at www.fulldisclosure.com/company.asp?client=cb&ticker=smd. A replay will be available at this same Internet address after 1:00 p.m. ET. For a telephone replay, dial (800) 633-8284, reservation #21200011 after 1:00 p.m. ET.

ABOUT THE SINGING MACHINE

         Incorporated in 1982, The Singing Machine Company develops and distributes a full line of consumer-oriented karaoke machines and music under The Singing MachineTM, MTVTM, NickelodeonTM, Hardrock AcademyTM, MotownTM and Care BearsTM brand names. The first to provide karaoke systems for home entertainment in the United States, Singing Machine sells its products in North America, Europe and Asia.

FORWARD-LOOKING STATEMENTS

         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management and include, but are not limited to statements about our financial statements for the fiscal year ended March 31, 2004. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the risks that (1) our financial results for the year ended March 31, 2004 are preliminary and unaudited and may change from the results stated in this press release as a result of issues that have not yet been identified by us or our auditors after the date of this press release, (2) the purchase orders that we have received in the amount of $32.8 million, which represent our backlog as of June 15, 2004, are subject to cancellation, modification of amendment at any time prior to shipment of the products and therefore should not be considered any guarantee of future sales. In addition, you should review our risk factors in our SEC filings which are incorporated herein by reference. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

                                (tables attached)

                THE SINGING MACHINE COMPANY, INC. AND SUBSIDIARY
         PRELIMINARY AND UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                    March 31,        March 31,        March 31,
                                      2004             2003             2002
                                  ------------     ------------    -------------
                                  (unaudited)       (audited)      (as restated)

Net sales                         $ 70,541,128     $ 95,613,766    $ 62,475,753
Cost of sales:
  Cost of goods sold                68,279,589       72,329,035      40,852,840
  Impairment of tooling                442,989               --              --
                                  ------------     ------------    ------------
Gross profit                         1,818,550       23,284,731      21,622,913
Operating expenses:
  Advertising                        2,340,439        5,032,367       2,377,638
  Commissions                        1,024,883          997,529       1,294,543
  Compensation                       5,048,831        3,637,559       2,486,547
  Freight & handling                 1,423,082        2,112,435       1,242,910
  Royalty expense                    2,294,727        2,257,653       1,862,116
  Selling, general &
    administrative expenses          9,881,887        7,632,957       4,123,779
                                  ------------     ------------    ------------
Total operating expenses            22,013,849       21,670,501      13,387,533
                                  ------------     ------------    ------------
(Loss) income from operations      (20,195,299)       1,614,230       8,235,380
Other income (expenses):
  Other income                          22,116          196,537          44,368
  Interest expense                  (1,752,952)        (406,126)       (112,123)
  Interest income                        1,216           11,943          16,934
                                  ------------     ------------    ------------
Net other expenses                  (1,729,620)        (197,646)        (50,821)
                                  ------------     ------------    ------------
(Loss) income before
  provision for income taxes       (21,924,919)       1,416,584       8,184,559
Provision for income taxes             758,505          198,772       1,895,494
                                  ------------     ------------    ------------
Net (loss) income                 $(22,683,424)    $  1,217,812    $  6,289,065
                                  ============     ============    ============
(Loss) earnings per common share:
  Basic                           $      (2.65)    $       0.15    $       0.88
  Diluted                         $      (2.65)    $       0.14    $       0.79
Weighted average common
and common equivalent shares:
  Basic                              8,566,116        8,114,330       7,159,142
  Diluted                            8,566,116        8,931,385       7,943,473

                THE SINGING MACHINE COMPANY, INC. AND SUBSIDIARY
              PRELIMINARY AND UNAUDITED CONSOLIDATED BALANCE SHEETS

                                                      March 31,       March 31,
                                                        2004            2003
                                                    ------------     -----------
                ASSETS                              (unaudited)       (audited)
                ------
Current assets:
  Cash and cash equivalents                         $    356,342     $   268,264
  Restricted cash                                        874,283         838,411
  Accounts receivable, less allowances
    of $98,000 and $406,000, respectively              3,806,166       5,762,944
  Due from manufacturers                                 134,964       1,091,871
  Inventories, net                                     5,228,060      25,194,346
  Prepaid expense and other current assets               783,492       1,449,505
  Insurance receivable                                   800,000              --
  Refundable tax                                       1,178,512              --
  Deferred tax asset                                          --       1,925,612
                                                    ------------     -----------
Total current assets                                  13,161,819      36,530,953
Property and equipment, at cost
  less accumulated depreciation of
  $2,567,000 and $1,473,000, respectively                983,980       1,096,424
Other non-current assets                                 615,773       1,307,917
                                                    ------------     -----------
Total assets                                        $ 14,761,572     $38,935,294
                                                    ============     ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Bank overdraft                                    $     62,282     $   316,646
  Accounts payable                                     3,995,851       7,553,007
  Accrued expenses                                     3,481,905       1,443,406
  Customer credits on account                          2,111,485         933,002
  Subordinated debt-related parties                    1,000,000         400,000
  Revolving credit facilities                                 --       6,782,824
  Income taxes payable                                 2,447,746       3,821,045
                                                    ------------     -----------
Total current liabilities                             13,099,269      21,249,930
Convertible debentures, net of
  unamortized discount of $2,554,511                   1,445,489              --
                                                    ------------     -----------
Total liabilities                                     14,544,758      21,249,930
Shareholders' equity
  Preferred stock, $1.00 par value;
      1,000,000 shares authorized,
      no shares issued and outstanding                        --              --
  Common stock, Class A, $.01 par value; 100,000
     shares authorized; no shares issued
     and outstanding                                          --              --
  Common stock, $0.01 par value;
     18,900,000 shares authorized;
     8,752,318 and 8,171,678 shares
     issued and outstanding                               87,523          81,717
  Additional paid-in capital                          10,052,498       4,843,430
  Accumulated (deficit) / retained earnings           (9,923,207)     12,760,217
                                                    ------------     -----------
Total shareholders' equity                               216,814      17,685,364
                                                    ------------     -----------
Total liabilities and shareholders' equity          $ 14,761,572     $38,935,294
                                                    ============     ===========